Exhibit 4.4

FOURTH SUPPLEMENTAL INDENTURE
(IP INDENTURE)
Dated as of October 15, 2019
THIS FOURTH SUPPLEMENTAL INDENTURE to the Indenture referred to below is dated as of October 15, 2019 (this “Supplemental Indenture”) between AMEREN ILLINOIS COMPANY, an Illinois corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly The Bank of New York Trust Company, N.A.) (the “Trustee”).
Illinois Power Company (“IP”) and the Trustee executed an Indenture, dated as of June 1, 2006 (as supplemented and amended, the “Indenture”), providing, among other things, for the issuance from time to time of IP’s Notes.
On October 1, 2010, Central Illinois Light Company (“CILCO”) and IP were merged into the Company whereby the Company was the surviving corporation. The Indenture was supplemented by the First Supplemental Indenture, dated as of October 1, 2010, pursuant to which the Company, among other things, assumed the obligations of IP under the Indenture and the Notes and was substituted for IP under the Indenture.
The Indenture was amended by the Second Supplemental Indenture, dated as of July 21, 2011 and was amended by the Third Supplemental Indenture dated as of May 15, 2012.
Pursuant to Section 13.01 of the Indenture, the Company, when authorized by Board Resolution, and the Trustee may enter into an indenture supplemental to the Indenture for one or more of the purposes set forth in such Section 13.01 without the consent of the Holders of any of the Notes at the time Outstanding, including to establish the form of Notes of any series as permitted by Section 2.01 of the Indenture or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 of the Indenture.
Pursuant to Article II of the Indenture, the Company wishes to create and issue a new series of Notes to The Bank of New York Mellon Trust Company, N.A., as trustee (the “CILCO Trustee”, which term shall include predecessor trustees) under the Indenture dated as of June 1, 2006, between the Company (as successor to CILCO) and the CILCO Trustee (as amended and supplemented, the “CILCO Indenture”) to secure certain notes outstanding under the CILCO Indenture.
The Company has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with the terms of the Indenture.
All acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company have been done.
In consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined.

ARTICLE II
DESCRIPTION OF THE SERIES CILCO-AA NOTES
Section 2.1    The Company hereby creates a new series of Notes to be known as “Senior Notes Series CILCO-AA” (the “Series CILCO-AA Notes”).  The Series CILCO-AA Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.  The Series CILCO-AA Notes shall be issued in the name of the CILCO Trustee under the CILCO Indenture to secure any and all of the Company’s obligations under the Company’s 6.70% Senior Secured Notes due 2036 (the “2036 Notes”) and any other series of senior notes from time to time outstanding under the CILCO Indenture.
The Series CILCO-AA Notes shall be dated as provided in Section 2.04 of the Indenture.  The Series CILCO-AA Notes shall mature on June 15, 2036, shall accrue interest from the dates set forth in the 2036 Notes and shall bear interest at the same rate of interest as the 2036 Notes.  Interest on the Series CILCO-AA Notes is payable on the same dates as interest on the 2036 Notes is paid, until the principal sum is paid in full.
Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the 2036 Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the CILCO Indenture, the Series CILCO-AA Notes in a principal amount equal to the principal amount of such 2036 Notes shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such Series CILCO-AA Notes shall be surrendered to the Company for cancellation as provided in Section 16.08 of the CILCO Indenture.  The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the 2036 Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the CILCO Trustee signed by one of its officers stating (i) the timely payment of principal, or premium, if any, or interest on, the 2036 Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the CILCO Trustee pursuant to the CILCO Indenture, and (iii) the amount of the arrearage.

Section 2.2    The Series CILCO-AA Notes and the Trustee’s Certificate of Authentication shall be substantially in the following forms respectively:

[FORM OF FACE OF NOTE]

NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE INDENTURE THIS NOTE IS NOT ASSIGNABLE OR TRANSFERABLE EXCEPT AS PERMITTED BY SECTION 16.04 OF THE INDENTURE DATED AS OF JUNE 1, 2006, AS AMENDED AND SUPPLEMENTED, BETWEEN AMEREN ILLINOIS COMPANY (AS SUCCESSOR TO CENTRAL ILLINOIS LIGHT COMPANY) AND THE BANK OF NEW YORK TRUST COMPANY, N.A. (NOW THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.), AS TRUSTEE

AMEREN ILLINOIS COMPANY

(Incorporated under the laws of the State of Illinois)

Illinois Commerce Commission
Identification No.: Ill. C.C. ____

SENIOR NOTE SERIES CILCO-AA

No.	$_______________

AMEREN ILLINOIS COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), which term shall include any successor corporation within the meaning of the Indenture hereinafter referred to, for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as trustee (the “CILCO Trustee”) under the Indenture dated as of June 1, 2006 (as amended and supplemented, the “CILCO Indenture”), relating to the Company’s 6.70% Senior Secured Notes due 2036 (the “2036 Notes”) in the aggregate principal amount of $____________, between the Company (as successor to Central Illinois Light Company) and the CILCO Trustee, or registered assigns, the principal sum of $_____________ on June 15, 2036, in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the date of issuance (and thereafter from the dates set forth in the 2036 Notes), and at the same rate of interest as the 2036 Notes.  Interest on overdue principal, premium, if any, and, to the extent permitted by law, on overdue interest, shall be payable at the interest rate payable on the 2036 Notes.  Interest on this Note is payable on the same dates as interest on the 2036 Notes is paid, until the principal sum of this Note is paid in full.  Pursuant to Article XVI of the CILCO Indenture, this Note is issued to the CILCO Trustee to secure any and all obligations of the Company under the 2036 Notes and any other series of senior notes from time to time outstanding under the CILCO Indenture.  Payment of principal of, or premium, if any, or interest on, the 2036 Notes shall constitute payments on this Note as further provided herein and in the Supplemental Indenture of October 15, 2019 (as hereinafter defined) pursuant to which this Note has been issued. Both the principal of, premium, if any, and the interest on, this Note are payable at the office of the CILCO Trustee.
Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the 2036 Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the CILCO Indenture, a principal amount of this Note equal to the principal amount of such 2036 Notes shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such Notes shall be surrendered to the Company for cancellation as provided in Section 16.08 of the CILCO Indenture.  The Trustee (as hereinafter defined) may at any time and at all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on, the 2036 Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the CILCO Trustee signed by one of its officers stating (i) that timely payment of principal of, premium, if any, or interest on, the 2036 Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the CILCO Trustee pursuant to the CILCO Indenture, and (iii) the amount of the arrearage.
For purposes of Section 16.09 of the CILCO Indenture, this Note shall be deemed to be the “Related Series of IP Senior Notes” in respect of the 2036 Notes.
This Note shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The Bank of New York Mellon Trust Company, N.A., as the trustee under the Indenture, or a successor trustee thereto under the Indenture (the “Trustee”).
The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
IN WITNESS WHEREOF, Ameren Illinois Company has caused this instrument to be duly executed.

AMEREN ILLINOIS COMPANY

By:_______________________________________
Name:
Title:
ATTEST:

By:________________________________
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture and the Supplemental Indenture dated as of October 15, 2019.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee,

By:_____________________________
AUTHORIZED SIGNATORY
Dated: ______________

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of notes issued and to be issued under an Indenture dated as of June 1, 2006 between the Company (as successor to Illinois Power Company) and The Bank of New York Mellon Trust Company N.A. (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and all indentures supplemental thereto (collectively, the “Indenture”). This Note is one of a series designated as the Series CILCO-AA Notes of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the Supplemental Indenture dated as of October 15, 2019 (the “Supplemental Indenture of October 15, 2019”), between the Company and the Trustee, supplemental to the Indenture. Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this series. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered.
The Notes will be secured by first mortgage bonds (the “Senior Note Mortgage Bonds”) delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Mortgage Trustee”), as supplemented and modified (collectively, the “Mortgage”). Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of mortgage bonds, under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note Mortgage Bonds are secured and the circumstances under which additional mortgage bonds may be issued. By its acquisition of an interest in this Series CILCO-AA Note, each Holder of this Series CILCO-AA Note irrevocably (a) consents to the amendments to the Mortgage set forth in Article I of the Supplemental Indenture dated as of October 25, 2017, supplemental to the Mortgage, without any other or further action by any Holder of this Series CILCO-AA Note, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of such amendments at any meeting of Holders, in lieu of any meeting of Holders, in any consent solicitation or otherwise. Any such consent or waiver by the Holder of this Series CILCO-AA Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series CILCO-AA Note and of any Series CILCO-AA Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Series CILCO-AA Note.
This Series CILCO-AA Note is subject to redemption in accordance with the terms of the Supplemental Indenture of October 15, 2019.
This Note shall be governed by, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.
In case an Event of Default, as defined in the Indenture, shall occur, the principal of all Notes at any such time Outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture.  The Indenture provides that such declaration may be rescinded under certain circumstances.
ARTICLE III
REDEMPTION ND CONSENT TO AMENDMENTS
Section 3.1    The Series CILCO-AA Notes are not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the 2036 Notes, and except as set forth in Section 3.2 of this Article.
In the event that the Company redeems any 2036 Notes prior to maturity in accordance with the provisions of the CILCO Indenture, the CILCO Trustee shall on the same date deliver to the Company the Series CILCO-AA Notes in principal amount corresponding to the 2036 Notes so redeemed, as provided in Section 16.08 of the CILCO Indenture.  The Company agrees to give the Trustee notice of any such redemption of the 2036 Notes on or before the date fixed for any such redemption.
Section 3.2    Upon the occurrence of an Event of Default under the CILCO Indenture (as defined therein) and the acceleration of the 2036 Notes, the Series CILCO-AA Notes shall be redeemable in whole upon receipt by the Trustee (with a copy to the Company) of a written demand (hereinafter called a “2036 Notes Redemption Demand”) from the CILCO Trustee stating that there has occurred under the CILCO Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the

2036 Notes specifying the last date to which interest on such 2036 Notes has been paid (such date being hereinafter referred to as the “2036 Notes Interest Accrual Date”) and demanding redemption of the Series CILCO-AA Notes. The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the Series CILCO-AA Notes by the CILCO Trustee to the Trustee, the Series CILCO-AA Notes shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the 2036 Notes Interest Accrual Date to the redemption date; provided, however, that in the event of a rescission or annulment of acceleration of the 2036 Notes pursuant to the last paragraph of Section 8.01(a) of the CILCO Indenture, then any 2036 Notes Redemption Demand shall thereby be deemed to be rescinded by the CILCO Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.
Section 3.3    Each initial and future Holder of the CILCO-AA-Notes irrevocably (a) consents to the amendments to the Mortgage set forth in Article I of the Supplemental Indenture dated as of October 25, 2017, supplemental to the Mortgage, without any other or further action by any Holder of such Series CILCO-AA Note, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of such amendments at any meeting of Holders, in lieu of any meeting of Holders, in any consent solicitation or otherwise.
ARTICLE IV
ISSUE OF THE SERIES CILCO-AA NOTES
Section 4.1    The Company hereby exercises the right to obtain the authentication of $42,000,000 principal amount of additional Notes pursuant to the terms of Section 2.05 of the Indenture, all of which shall be Series CILCO-AA Notes.  The principal amount of the Series CILCO-AA Notes Outstanding from time to time shall always be equal to the principal amount of the 2036 Notes which are outstanding from time to time under the CILCO Indenture and to the extent the CILCO Trustee holds Series CILCO-AA Notes in excess of such principal amount, such Series CILCO-AA Notes shall be deemed cancelled and retired and no longer Outstanding under the Indenture.
Section 4.2    For purposes of Section 16.09 of the CILCO Indenture, the Series CILCO-AA Notes shall be deemed to be the “Related Series of IP Senior Notes” in respect of the 2036 Notes.
ARTICLE V
MISCELLANEOUS
Section 5.1    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 5.2    Governing Law. This Supplemental Indenture shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.
Section 5.3    Ratification of Indenture; This Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 5.4    Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 5.5    Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 5.6    Trustee. The Trustee makes no representations or warranty as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.
Section 5.7    EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

Ameren Illinois Company

By:	/s/ Darryl T. Sagel
Name: Darryl T. Sagel
Title: Vice President and Treasurer

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President